                                 SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]      FILED BY A PARTY OTHER THAN THE REGISTRANT [  ]

_______________________________________________________________________________

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or (S)240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                             General Scanning Inc.
               (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

                             GENERAL SCANNING INC.
                              500 ARSENAL STREET
                        WATERTOWN, MASSACHUSETTS 02172


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                         To be held on April 16, 1998


     The Annual Meeting of Stockholders of General Scanning Inc., a Massachusetts corporation (the "Company"), will be held at the offices of Bingham Dana LLP, 150 Federal Street, 15/th/ Floor, Boston, Massachusetts, on Thursday, April 16, 1998 at 10:00 a.m., local time, to consider and act upon the following matters:

     1.  To elect three Class I directors to serve for the ensuing three years.

     2. To amend the Restated Articles of Organization of the Company to increase the authorized shares of the Company's common stock from 15,000,000 to 30,000,000 shares.

     3. To amend the Company's 1992 Stock Option Plan to increase the number of shares of common stock available for grant from a total of 1,000,000 to 2,000,000 shares.

     4. To ratify the appointment by the Board of Directors of Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1998.

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record at the close of business on March 2, 1998 will be entitled to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.


                                         By Order of the Board of Directors,



                                         VICTOR H. WOOLLEY, Clerk



Watertown, Massachusetts
March 12, 1998


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             GENERAL SCANNING INC.
                              500 ARSENAL STREET
                        WATERTOWN, MASSACHUSETTS 02172

            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         To be held on April 16, 1998

     This Proxy Statement, dated March 12, 1998, is furnished in connection with the solicitation of proxies by the Board of Directors of General Scanning Inc., a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the offices of Bingham Dana LLP, 150 Federal Street, 15/th/ Floor, Boston, Massachusetts, on April 16, 1998 at 10:00 a.m., local time, and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions contained therein. If no choice is specified, proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting and to elect the nominees of the Board of Directors to serve as Class I directors of the Company. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting.

     On March 2, 1998, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of [__________] shares, excluding treasury shares, of common stock of the Company (the "Common Stock"). Stockholders are entitled to one vote per share on all matters.

     The Company's Annual Report for the fiscal year ended December 31, 1997 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about March 12, 1998.

VOTES REQUIRED

     Shares of Common Stock represented in person or by proxy at the Annual Meeting (including shares which abstain from or do not vote with respect to one or more of the matters presented at the Annual Meeting and broker non-votes, as described below) will be tabulated by inspectors of election appointed for the Annual Meeting and will determine whether or not a quorum is present. A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not count abstentions as a vote in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting with respect to any matter requiring a majority of the shares outstanding or represented and entitled to vote has the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote at the Annual Meeting with respect to the matter. Accordingly, a "broker non-vote" on a matter has no effect on the voting on a matter requiring a majority of the shares represented and entitled to vote, but has the same legal effect as a vote "against" a matter requiring a majority of the shares outstanding and entitled to vote. Neither an abstention nor a broker non-vote will be treated as voting on a matter requiring a plurality of shares represented and voting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock represented and voting at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote is required for approval of the proposed increase in the authorized shares of the Company. On all other matters being submitted to shareholders, an affirmative vote of at least a majority of the shares present, or represented, and entitled to vote at the meeting is required for approval.

           STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of January 31, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock based upon information provided to the Company; (ii) each director and nominee for director; (iii) each executive officer whose compensation is described below under "Compensation of Executive Officers"; and (iv) all directors and executive officers of the Company as a group.

                                                 Number of Shares                     Percentage of Common
                                                Beneficially Owned/(1)(2)(3)/         Stock Outstanding/(3)/
                                                ------------------                    -----------------
Jean I. Montagu/(4)/                               1,085,890/(5)/                           8.71%

Dresdner RCM Global Investors LLC/(6)/             1,216,600/(7)/                           9.76%

Pierre J. Brosens/(8)/                               796,797                                6.40%

Charles D. Winston/(8)/                              226,149                                1.80%

Gregory S. Baletsa/(8)/                               55,380                                  *

Thomas R. Swain/(8)/                                  54,964                                  *

Joseph A. Verderber/(8)/                              58,396                                  *

Victor H. Woolley/(8)/                                55,120                                  *

Paul F. Ferrari/(8)/                                 109,000                                  *

James R. Turner/(8)/                                  29,000                                  *

Woodie C. Flowers/(8)/                                29,400                                  *

Richard B. Black/(8)/                                  9,000                                  *

Dorothy S. Zinberg, Ph.D./(8)/                         2,000                                  *

Arthur R. Buckland/(8)/                                    0                                  *
All directors, nominees for director and
executive officers as a group (14 persons)         1,578,178                               12.66%
--------

*      Less than 1% of outstanding shares of Common Stock.

/(1)/ The inclusion herein of shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed. Applicable share of ownership is based on 12,467,383 shares of Common Stock, excluding treasury shares, outstanding as of January 31, 1998 together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

/(2)/ The amounts listed include the following shares of Common Stock that may be acquired within 60 days of January 31, 1998 through the exercise of stock options or warrants: Mr. Winston, 110,860 shares; Mr. Baletsa, 55,380 shares; Mr. Swain, 4,000 shares; Mr. Verderber, 16,680 shares; Mr. Woolley, 31,920 shares; Mr. Ferrari, 16,500 shares; Mr. Turner, 4,000 shares; Mr. Black, 4,000 shares; Dr. Zinberg, 2,000 shares and all directors and officers as a group, 289,040 shares.

/(3)/ Shares of Common Stock subject to options and warrants that are currently exercisable within 60 days of January 31, 1998 are deemed to be beneficially owned by the person holding such option for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

/(4)/  Address: 76 Walnut Place, Brookline, MA 02146

/(5)/ The amount listed is based on shareholdings disclosed by Mr. Montagu in a Form 4 filed with the Securities and Exchange Commission on October 6, 1997 for the month of September 1997 and in Form 144's filed with the Securities and Exchange Commission from October 1997 to January 1998. Some of the shares indicated in the table may be held jointly by Mr. Montagu and his wife.

/(6)/  Address: Four Embarcadero Center, San Francisco, CA 94111

/(7)/ The amount listed is based on shareholdings reported by Dresdner RCM Global Investors LLC ("Dresdner") in a Schedule 13G filed with the Securities and Exchange Commission and dated January 30, 1998. In the
       Schedule 13G Dresdner reports that it and certain of its affiliates hold
       (i) with sole voting power 1,034,200 shares, (ii) with shared voting power zero shares, (iii) with sole dispositive power 1,211,600 shares, and (iv) with shared dispositive power 5,000 shares.

/(8)/  Address: c/o General Scanning Inc., 500 Arsenal Street, Watertown, MA
       02172

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors, two Class II directors and two Class III directors, whose terms expire, respectively, at the 1998, 2000 and 1999 Annual Meetings of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal). At each Annual Meeting of Stockholders, directors are elected for a term of three years to succeed those directors whose terms then expire. The three Class I directors elected at the Annual Meeting will be elected to serve until the 2001 Annual Meeting of Stockholders (subject to the election and qualification of their successors and to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Dorothy S. Zinberg, Ph.D., Paul F. Ferrari and Arthur R. Buckland as Class I directors, unless authority to vote for the election of any or all three of the nominees is withheld by marking the proxy to that effect. Mr. Ferrari is currently a Class I director of the Company.

     Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

     There are no family relationships between or among any officers or directors of the Company.

     The table below sets forth, for each nominee as a Class I director and for each director of the Company whose term continues after the Annual Meeting, his or her name and age, his or her positions and offices with the Company, his or her principal occupations and business experience for the past five years, the names of other publicly-held companies of which he or she is a director, the year since which he or she has served as a director of the Company, if applicable, and the year his or her term as a director of the Company will expire.

Name, Age, Principal Occupation,           Director
Business Experience and Directorships      Since    Term Expires
-------------------------------------      -----    ------------
NOMINEES FOR CLASS I DIRECTORS

Dorothy S. Zinberg, Ph.D., age 70          1998     1998
   Lecturer and Faculty Associate
   in the Center for Science and
   International Affairs at the
   Kennedy School of Government,
   Harvard University since 1978.

Paul F. Ferrari, age 67                    1969     1998
   Independent consultant since 1991;
   Vice President of Thermo Electron
   Corporation from 1988 to 1991;
   Treasurer of Thermo Electron
   Corporation from 1967 to 1988;
   director of Thermedics Inc. and
   ThermoTrex Inc.

Arthur R. Buckland, age 49                 Not Applicable
   Chairman, CP Clare Corp. since
   1996; President, Chief Executive
   Officer and director of CP Clare
   Corp. since 1993; President and
   Chief Executive Officer of Pi
   Systems from 1992 to 1993;
   director of Helix Technologies
   Corporation.

CONTINUING DIRECTORS:

     CLASS III DIRECTORS

Charles D. Winston, age 56                 1989     1999
   President and Chief Executive
   Officer of the Company since
   September 1988; management
   consultant  from 1986 to 1988;
   Officer of Savin Corporation in
   1986; Senior Vice President of
   Federal Express Corporation
   from 1981 to 1985.

Woodie C. Flowers, Ph.D., age 54           1991     1999
   Pappalardo Professor of Mechanical
   Engineering at MIT; Professor of
   Teaching Innovation at the MIT
   School of Engineering from 1991
   to 1993; Head of the Systems Design
   Division at MIT from 1989 to 1991;
   director of Nypro, Inc.; Member of
   the National Academy of Engineering.

Name, Age, Principal Occupation,           Director
Business Experience and Directorships      Since    Term Expires
-------------------------------------      -----    ------------
     CLASS II DIRECTORS
Pierre J. Brosens, Sc.D., age 64           1968     2000
   Chairman of the Board of Directors
   of the Company since 1997; Vice
   Chairman, Clerk and Treasurer from
   1968 to 1997.

Richard B. Black, age 64                   1992     2000
   President of Oak Technology, Inc.
   since 1998; Chairman of the Board
   of ECRM Incorporated since 1983;
   General Partner of KBA Partners,
   L.P. since 1987; director of Oak
   Technology, Inc., Morgan Group,
   Inc., Gabelli Funds, Inc.,
   Benedetto Gartland, Inc.,
   Grand Eagle Companies and
   Cycle Ops Products, Inc.

BOARD AND COMMITTEE MEETINGS

     The Board held nine meetings during the fiscal year ended December 31, 1997. During the fiscal year ended December 31, 1997, each director attended at least 75% of the meetings of the Board of Directors and of all committees of the Board of Directors on which he then served.

     The Board of Directors has an Audit Committee which meets with the Company's independent accountants and reports on such meetings to the Company's Board of Directors. The Audit Committee reviews the performance of the independent accountants in the annual audit and in assignments unrelated to the audit, reviews fees of the independent accountants, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent accountants. The Audit Committee met three times during the fiscal year ended December 31, 1997. The Audit Committee members were during 1997 and are currently Messrs. Woodie Flowers, James Turner and Paul Ferrari (Chairman).

     The Board of Directors has a Compensation Committee which approves executive compensation and the grant of stock options under the Company's 1992 Stock Option Plan to employee directors and officers as defined by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and administers the Company's bonus programs and the 1992 Stock Option Plan. The Compensation Committee met eight times during the fiscal year ended December 31, 1997. The Compensation Committee members were during 1997 and are currently Messrs. Paul Ferrari and Richard Black (Chairman).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Each of the Compensation Committee members, Messrs. Paul Ferrari and Richard Black, is, and was during the fiscal year ended December 31, 1997, an outside member of the Board.

DIRECTOR COMPENSATION

     During the fiscal year ended December 31, 1997, directors who were not employees of the Company received the following directors' fees in consideration of their services as directors of the Company: an annual retainer of $10,000, plus $1,000 for each meeting of the Board attended in person or by telephone conference as well as reimbursement of travel expenses. The Board may, on a case by case basis, authorize the Company to pay additional fees to directors for services provided to the Company. Additionally, the Chairs of the Audit Committee and of the Compensation Committee of the Board of Directors received an annual retainer of $4,000, and other members of these committees received an annual retainer of $2,000.

     The Company has granted to non-employee directors warrants for the purchase of shares of Common Stock, which warrants are outstanding and exercisable as follows:

                                                      Number of Shares
                                                   Underlying Unexercised
                                                Warrants at December 31, 1997
                     Date of   Exercise Price  -------------------------------
     Director        Warrant     Per Share       Exercisable     Unexercisable
-------------------  --------  --------------  ----------------  -------------

Paul F. Ferrari      11/26/91            2.36            12,500              0
                      5/15/96           20.75             2,000              0
                      5/16/97           13.00             2,000              0
James R. Turner       5/15/96           20.75             2,000              0
                      5/16/97           13.00             2,000              0
Woodie C. Flowers    11/26/91            2.36            22,500              0
                      9/15/92            2.50             2,500              0
Richard B. Black      5/15/96           20.75             2,000              0
                      5/16/97           13.00             2,000              0
                                                         ------              -
Total                                                    49,500              0
                                                         ======              =


                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table provides certain information for the fiscal years ended December 31, 1997, 1996 and 1995 concerning the compensation paid or accrued for (i) the Company's Chief Executive Officer, (ii) the other four most highly compensated executive officers who were serving as executive officers of the Company at the end of the fiscal year ended December 31, 1997, and (iii) two additional individuals who served as executive officers of the Company during 1997 but were not serving as executive officers at the end of the fiscal year ended December 31, 1997.

                                                                                                                All Other
                                                                            Other Annual        Options       Compensation
Name and Principal Position    Year      Salary($)/(1)/  Bonus($)/(2)/  Compensation ($)/(3)/   Granted (#)       ($)/(4)/
---------------------------  ----------  --------------  -------------  ---------------------  ----------   ----------------
Charles D. Winston             1997         268,383        221,740           6,400              25,000       53,000/(5)(6)/
 President and Chief           1996         230,753        160,280           6,000              14,650       32,000/(5)/
 Executive Officer             1995         219,764        149,243           6,000                   0       32,000/(5)/

Jean I. Montagu                1997          53,693         39,544           6,400                   0      138,400/(7)/
 Former Chairman,              1996         178,801         94,413           6,000                   0            0
 Board of Directors            1995         171,515         97,769           6,000                   0            0

                                                                                                               All Other
                                                                            Other Annual        Options       Compensation
Name and Principal Position  Year        Salary($)/(1)/  Bonus($)/(2)/  Compensation ($)/(3)/   Granted (#)       ($)/(4)/
---------------------------  ----------  --------------  -------------  ---------------------  ----------   ----------------
Pierre J. Brosens              1997         149,482        100,349           6,400                   0       90,198/(8)/
 Chairman,                     1996         178,801         94,413           6,000                   0            0
 Board of Directors            1995         171,515         97,769           6,000                   0            0

Victor H. Woolley              1997         146,190         84,320           6,400               9,600            0
 Vice President &              1996         140,070         53,428           6,000                   0            0
 Chief Financial               1995/(9)/     50,777         28,798             690              50,000            0
 Officer

Gregory S. Baletsa             1997         137,871         67,000           6,400               8,400            0
 Vice President and            1996         130,528         39,846           6,000               3,000            0
 General Manager               1995         125,298         44,784           6,000                   0            0
 Recorder Products
 Division


Thomas R. Swain                1997         153,645         53,550          10,610              10,000            0
 Vice President and            1996/(10)/    60,581          4,914           1,390              10,000            0
 General Manager,
 View Engineering
 Division

Joseph A. Verderber            1997         154,611         52,200           6,400               8,400            0
 Vice President and            1996         144,208         16,688           6,000               5,000            0
 General Manager,              1995         135,182        124,202           6,000                   0            0
 Laser Systems
 Division

________
/(1)/ Salary includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code and to the Company's payroll deferral plan.

/(2)/ In each case, bonuses were paid in the year subsequent to the year indicated but were in respect of, and earned in, the Company's fiscal year as shown in the table pursuant to the Company's officer bonus plan approved by the Compensation Committee of the Board of Directors, in accordance with a formula based upon performance of the Company as a whole and the relevant operating units.

/(3)/ Amounts shown are the Company's contributions made under the Company's employee benefit plan pursuant to Section 401(k) of the Internal Revenue Code, and, in respect of 1995, the Company's contribution under the General Scanning Inc. Employee Stock Ownership Plan. The amount shown for Mr. Swain also includes an auto allowance of $5,941 in 1997 and $1,130 in 1996.

/(4)/ The Company provides a group life insurance policy for all of its employees. The Company does not believe that the amount of allocable premiums paid under the policy is material.

/(5)/ In 1992, the Company's Board of Directors authorized a loan to Charles D. Winston in the amount of $160,000 for expenses of relocation to Massachusetts, secured by deferred income owed to Mr. Winston in a like amount. Under the agreement, as amended, the loan was to be forgiven over the five year period ending December 31, 1997. Amounts shown for 1997, 1996 and 1995 include $32,000 of the loan amount forgiven and charged as compensation expense.

/(6)/ During 1997 the Company purchased a life insurance policy for Charles D. Winston with a death benefit of $1,250,000. The Company and Mr. Winston have entered into a split dollar compensation agreement under which one half of the death benefit will be paid to the beneficiary designated by Mr. Winston and one half of the death benefit will be paid to the Company. The split dollar compensation agreement also provides for Mr. Winston to bear a share of each annual premium under the policy. Upon the surrender or cancellation of the policy the Company will receive an amount equal to the premium payments made by the Company and not reimbursed by Mr. Winston (net of loans and withdrawals by the Company), and Mr. Winston will receive any remaining proceeds from the policy. The amount shown for 1997 includes the $21,000 premium paid by the Company during 1997 without reduction for any portion of the premium to be borne by Mr. Winston.

/(7)/ Jean I. Montagu resigned his employment with the Company effective April 17, 1997. The amount shown for 1997 represents severance payments made by the Company to Mr. Montagu under the non-competition agreement described below under "Termination of Employment and Change in Control Arrangements--Agreement with Mr. Montagu".

/(8)/ Pierre J. Brosens resigned his employment with the Company effective September 30, 1997, although he continues to serve as Chairman of the Board of Directors. The amount shown for 1997 represents (i) $4,500 in directors fees paid to Dr. Brosens after his resignation and (ii) $85,698 in severance payments made by the Company to Dr. Brosens under the non-competition agreement described below under "Termination of Employment and Change in Control Arrangements--Agreement with Dr. Brosens".

/(9)/  Victor H. Woolley joined General Scanning in August 1995.

/(10)/ Thomas R. Swain joined General Scanning in August 1996.


                    STOCK OPTION GRANTS IN FISCAL YEAR 1997

     The following table provides information regarding options granted under the Company's 1992 Stock Option Plan during the fiscal year ended December 31, 1997 to the executive officers named in the Summary Compensation Table.

                                                                                        Potential Realizable Value at
                                                                                        Assumed Annual Rates of Stock
                                                                                        Price Appreciation for Option
                                              Individual Grants                                     Term
                          ----------------------------------------------------------   -------------------------------
                              Number        Percentage
                             of Shares       of Total
                            Underlying   Options Granted    Exercise
                              Options    to Employees in    Price Per   Expiration
Name                        Granted(#)   Fiscal Year (%)    Share ($)      Date                  5%($)           10%($)
--------------------------  ----------   ---------------    ---------   ----------            -------          -------
Charles D. Winston            25,000         8.7             13.375      06/04/07              210,287          532,908

Jean I. Montagu                    0           0                                                     0                0

Pierre J. Brosens                  0           0                                                     0                0

Victor H. Woolley              9,600         3.4             13.375      06/04/07               80,746          204,634

Gregory S. Baletsa             8,400         2.9             13.375      06/04/07               70,652          179,054

Thomas R. Swain               10,000         3.5              9.125      03/19/07               57,390          145,430

Joseph A. Verderber            8,400         2.9             13.375      06/04/97               70,652          179,054

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND FISCAL YEAR END OPTION
                                     VALUES

     The following table sets forth information regarding stock options exercised by executive officers named in the Summary Compensation Table during fiscal 1997 and the value of unexercised options held by them as of December 31, 1997.

                                                              Number of Shares         Value of Unexercised
                            Shares                         Underlying Unexercised      In-the-Money Options
                         Acquired on         Value          Options at FY-End (#)        at FY-End($)/(2)/
Name                     Exercise (#)  Realized ($)/(1)/  Exercisable/Unexercisable  Exercisable/Unexercisable
-----------------------  ------------  -----------------  -------------------------  -------------------------

Charles D. Winston           226,000          $3,942,358             110,860/28,790         $1,533,560/$97,278

Jean I. Montagu                    0                   0                        0/0                        0/0

Pierre J. Brosens                  0                   0                        0/0                        0/0

Victor H. Woolley                  0                   0              31,920/27,680         $ 314,940/$234,760

Gregory S. Baletsa             3,750          $   83,438               55,380/8,520         $  793,442/$30,110

Thomas R. Swain                2,496          $   19,778               4,000/14,496         $    9,000/$84,055

Joseph A. Verderber           40,000          $1,025,600               16,680/9,720         $  204,580/$32,790

________
/(1)/ Market value of the underlying shares on the date of exercise, less the option exercise price.

/(2)/ Market value of shares covered by in-the-money options on December 31, 1997, less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors was composed of two outside directors during 1997. The compensation for the Company's executive officers, including the grant of stock options, is set by the Compensation Committee of the Board of Directors.

Compensation Objectives

     The Company's executive compensation programs are designed to align compensation with increases in shareholders' value. Key objectives within the program include the attainment of financial targets which would result in significant improvement in the Company's operating results. The Company also takes care to ensure that its executive compensation makes it possible to attract, retain and reward executives who are responsible for leading the Company in achieving or exceeding corporate performance goals.

Executive Compensation Programs

     The Company's executive compensation programs, which contain no special perquisites, consist of three principal elements: base salary, cash bonus and stock options. The Compensation Committee of the Board of Directors sets the annual base salary for executives. The Compensation Committee reviews with respect to each executive historical compensation levels, evaluations of past performance and assessments of expected future contributions. In making the determinations regarding base salaries, the Company considers generally available information regarding salaries prevailing in the industry but does not utilize any particular indices.

     The Company maintains incentive plans (the "IPs") under which executive officers (including the Chief Executive Officer), other than those participating in sales activities, are paid cash bonuses subsequent to the end of each fiscal year. The bonuses under the IPs are dependent primarily on the financial performance of the Company and the relevant operating units as compared to financial performance objectives established by the Board of Directors near the start of each fiscal year.

     The IPs for fiscal 1997 set forth two performance factors consisting of profits and utilization of operating assets. For those executives at the corporate level (Chairman, Vice Chairman, Chief Executive Officer and Chief Financial Officer), the Board of Directors sets corporate-wide targets. For executives managing an operating unit, the profits and utilization of operating assets targets are set for the relevant operating unit.

     Total compensation for executive officers includes the granting of stock options. Such options are intended to promote alignment of long-term interests between the recipients and the stockholders whereby recipients gain only if the price of the Company's stock increases over the fair market value at the date of grant. In determining the amount of such grants, the Compensation Committee evaluates the job level of the executive, the responsibilities assumed, and the size of the awards made to the officer in prior years relative to the Company's overall performance. Options have generally become exercisable in equal installments over a period of four years, with the first installment becoming exercisable on the date of grant. It has been the Company's practice to fix the exercise price of options at 100% of the fair market value on the date of grant. Therefore, the long-term value realized by executives through option exercises can be directly linked to increases in stockholder value.

Chief Executive Officer Compensation

     The Chief Executive Officer's performance was evaluated, and his compensation determined, in accordance with the factors described above applicable to executive officers generally. For the fiscal year ended December 31, 1997, the Chief Executive Officer earned a cash bonus of $221,740, which represented 45% of his total cash compensation (salary plus cash bonus). This amount reflects an increase in operating profit of 32% and an increase in diluted income per common share of 39%, both in 1997 over 1996 excluding a one-time charge of acquired in-process research and development related to the purchase of Reel-Tech, Inc. in 1997 and expenses related to the merger with View Engineering, Inc. in 1996.

Compensation Deductibility

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated officers of a corporation. This provision excludes certain forms of "performance based compensation" from the compensation taken into account for the purposes of that limit. None of the compensation paid by the Company in fiscal 1997 was subject to the limitation on deductibility. The Compensation Committee will monitor the impact of Section 162(m) of the Code on its compensation practices and determine what action, if any, is appropriate.


                                              Compensation Committee


                                              Richard B. Black, Chairman
                                              Paul F. Ferrari

STOCK PERFORMANCE GRAPH

     The Stock Performance Graph set forth below compares the cumulative stockholder return on the Common Stock of the Company from September 22, 1995 (the date of initial public trading in the Company's Common Stock) to December 31, 1997, with the cumulative total return index of the Nasdaq Stock Market (US Companies) (the "Nasdaq Composite Index") and the index of the Nasdaq Electronic Component Stocks over the same period. The Stock Performance Graph assumes that the value of the investment in the Company's Common Stock and each of the comparison groups was $100 on September 22, 1995 and assumes the reinvestment of dividends. The Company has never declared a dividend on its Common Stock. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.

                                   9/22/95       12/31/95      12/31/96      12/31/97

Company                                100             76            89           130

Nasdaq Composite Index                 100            101           124           153

Nasdaq Electronic Component Stocks     100             86           149           157

CERTAIN TRANSACTIONS

     In 1992, the Company's Board of Directors authorized a loan to Charles D. Winston in the amount of $160,000 for expenses of relocation to Massachusetts, secured by deferred income owed to Mr. Winston in a like amount. Under the agreement, as amended, the loan was to be forgiven over the five year period ended December 31, 1997. In each of 1997, 1996, 1995, 1994 and 1993 $32,000 of the loan amount was forgiven and charged as compensation expense. There was no balance remaining at December 31, 1997.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Agreements with Mr. Winston

     In its letter offering employment to Mr. Winston dated August 19, 1988, the Company has agreed, should Mr. Winston be terminated without cause or as a result of a substantial change in voting control of the Company, to continue paying him salary and medical benefits for as long as needed to find a new occupation with essentially the same or greater annual remuneration, for up to twelve months following termination.

     During 1997 the Company purchased a life insurance policy for Mr. Winston with a death benefit of $1,250,000. The Company and Mr. Winston have entered into a split dollar compensation agreement under which one half of the death benefit will be paid to the beneficiary designated by Mr. Winston and one half of the death benefit will be paid to the Company. The split dollar compensation agreement will terminate upon termination of Mr. Winston's employment with the Company for reasons other than his death. Upon any such termination and payment from the insurer to the Company of an amount equal to the aggregate premiums paid by the Company and not reimbursed by Mr. Winston under the agreement, Mr. Winston will have all remaining right, title, and interest in the policy, including any accumulated cash value.

Agreement with Mr. Montagu

     The Company has entered into a non-competition agreement, dated February 28, 1985, which provides that, in the event of termination for any reason, Mr. Montagu will not compete with the Company in any manner for a period of one year. The agreement further provides that, upon termination of Mr. Montagu's employment for any reason other than death, including resignation, the Company will make monthly severance payments for twelve months or until October 31, 1998, whichever is the shorter period; such payments to equal the average monthly salary during the six months preceding notice of termination, plus customary benefits. See "Compensation of Executive Officers" above for information on amounts paid to Mr. Montagu under the non-competition agreement since his resignation in 1997.

Agreement with Dr. Brosens

     The Company has entered into a non-competition agreement, dated February 28, 1985, which provides that, in the event of termination for any reason, Dr. Brosens will not compete with the Company in any manner for a period of one year. The agreement further provides that, upon termination of Dr. Brosens' employment for any reason other than death, including resignation, the Company will make monthly severance payments for twelve months or until October 31, 1998, whichever is the shorter period; such payments to equal the average monthly salary during the six months preceding notice of termination, plus customary benefits. See "Compensation of Executive Officers" above for information on amounts paid to Dr. Brosens under the non-competition agreement since his resignation in 1997.

Key Employee Retention Agreements

     On May 1, 1997, the Company's Board of Directors adopted a Key Officer and Manager Retention Program to assist the Company in retaining the commitment of key officers and managers. Pursuant to the program, the Company entered into Key Employee Retention Agreements ("Retention Agreements") with each of the executive officers for whom compensation information is provided above (other than Dr. Brosens and Mr. Montagu).

     The Retention Agreements have a term of one year, renewable for successive one-year terms, unless a Change in Control, as defined, occurs during any such one-year period, in which case the term extends for a period of not less than two years after the last day of the month in which such Change in Control occurs. Each Retention Agreement provides that, in the event the participating employee's employment with the Company is terminated, or the participating employee resigns, under certain conditions following a Change in Control, the Company will make a lump sum severance payment to the employee. Subject to various adjustments provided in the Retention Agreements, the severance payment will equal four times the sum of (i) the employee's annual salary immediately prior to either the Change in Control or the event that resulted in termination of the employee's employment, whichever is higher, plus (ii) the employee's average annual bonus for the three fiscal years preceding either the Change in Control or the event that resulted in termination of the employee's employment, whichever is higher. In addition, the Company will make a lump sum cash payment to the employee equal to the estimated cost of providing life, disability, accident and health insurance benefits to the employee for a period of four years.

     The payments under an employee's Retention Agreement may be substantially reduced in the event of a Change in Control that is approved or recommended by a majority of certain "continuing" members of the Board of Directors. The Company has agreed to make additional payments to offset certain taxes to which an employee may be subject with respect to payments under a Retention Agreement.

     A Change in Control consists of any of (i) certain changes in the composition of the Company's Board of Directors, (ii) the acquisition by certain persons of beneficial ownership of 20% or more of the outstanding voting securities of the Company, (iii) a change in control of the Company required to be reported on specified forms under the Exchange Act, or (iv) adoption of a plan of liquidation of the Company or an agreement to sell substantially all of the Company's assets.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed timely by the Company's directors, executive officers and ten percent holders during the 1997 fiscal year.


     PROPOSED AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF ORGANIZATION
                TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK

     On January 28, 1998, the Board of Directors of the Company unanimously adopted a resolution recommending that the Company's Restated Articles of Organization be amended to increase the total number of shares of Common Stock which the Company shall have authority to issue from 15,000,000 shares, par value $0.01 per share, to 30,000,000 shares, par value $0.01 per share. The Board of Directors believes that the adoption of the proposed amendment would be advantageous to the Company and its stockholders.

INCREASE IN NUMBER OF SHARES OF COMMON STOCK

     If approved by the stockholders, the amendment will authorize the Company to issue an additional 15,000,000 shares of Common Stock, par value $0.01 per share. The Restated Articles of Organization of the Company currently authorize the issuance of 15,000,000 shares of Common Stock, $0.01 par value per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share. As of January 31, 1998, there were a total of 12,467,383 shares of Common Stock outstanding or reserved for issuance, and 366,073 shares held by the Company as treasury stock. This total number of shares includes shares reserved for issuance under the Company's 1981 and 1992 Stock Option Plans and 1995 Directors' Warrant Plan. As of the date of this Proxy Statement, there are no shares of Preferred Stock issued or outstanding.

     The proposed amendment would not alter the terms of the Company's Common Stock or the rights of holders of such Common Stock. Holders of Common Stock have no preemptive or other rights to subscribe for additional shares from the Company. The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of the holders of existing Common Stock. Depending on the circumstances, however, issuance of additional shares of Common Stock may dilute the voting power and equity ownership of existing stockholders. Issuance of additional shares of Common Stock may also have a dilutive effect on earnings per share depending upon the specific events associated with a particular transaction.

APPRAISAL RIGHTS

     Under the applicable provisions of the Massachusetts Business Corporation Law, the Company's stockholders have no appraisal rights with respect to the proposed amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that the number of authorized shares of Common Stock should be increased by 15,000,000 shares to provide additional shares for use for such corporate purposes as may be approved by the Board of Directors, which is authorized under the Company's By-laws to issue shares of authorized stock without further stockholder approval. Such corporate purposes may include raising capital through the sale of Common Stock (or securities convertible into Common Stock), participation in joint ventures and other strategic relationships, stock dividends or stock splits, issuance under the terms of employee benefit plans such as stock option plans, and the acquisition of other businesses or properties. The Company has no present agreements, understandings or arrangements for issuance of the additional shares of Common Stock that would be authorized by the proposed amendment. The Board of Directors will determine when to issue any of the additional shares to be authorized by the proposed amendment, as well as the terms of any such issue. The Board believes that the availability of additional authorized shares of Common Stock would afford the Company further flexibility in considering and implementing future transactions including, among other things, transactions of the types described in this paragraph.

     The Board of Directors unanimously recommends a vote FOR the proposed amendment.


           PROPOSED AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN
   TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN

     On January 28, 1998, the Board of Directors of the Company unanimously adopted a resolution recommending that the number of shares of Common Stock available for grant under the Company's 1992 Stock Option Plan (the "1992 Option Plan") be increased from a total of 1,000,000 to 2,000,000 shares.

THE 1992 OPTION PLAN

     In 1992, the Company adopted the 1992 Option Plan designed to qualify as an incentive stock option plan under Section 422A of the Code. The Board of Directors has appointed a Compensation Committee of the Board of Directors to administer the 1992 Option Plan, including the selection of the individuals to receive options and the terms thereof. The 1992 Option Plan permits the grant of options to purchase up to an aggregate of 1,000,000 shares of Common Stock. As of December 31, 1997, options have been granted and are outstanding under the 1992 Option Plan for a total of 657,416 shares of Common Stock, all of which were granted as incentive stock options with the exception of a 50,000 option grant to an officer in 1995, of which options for 265,175 shares were then exercisable. An aggregate of 175,611 shares are available for future option grants. The reported closing price of the Company's Common Stock underlying the options granted under the 1992 Option Plan on The NASDAQ Stock Market on February 24, 1998 was $19 5/8 per share.

     Under the 1992 Option Plan, the exercise price of incentive stock options must be not less than 100% of the fair market value of the Common Stock at the date of grant, and the aggregate fair market value (determined at the time of grant) of shares issuable pursuant to such options which first become exercisable in any calendar year by an employee or officer, may not exceed $100,000. An incentive stock option may be granted to a person who at the time owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company if the option price thereunder is at least 110% of the market value of the Common Stock on the grant date. The term of stock options granted under the 1992 Option Plan may not exceed 10 years.

     As of December 31, 1997, approximately 908 employees, 5 directors of the Company who are not executive officers of the Company and 7 executive officers of the Company were eligible to participate in the 1992 Option Plan. Options outstanding under the 1992 Option Plan have terms ending from 2002 to 2007. Options outstanding under the 1992 Option Plan generally vest over a period of 4 years from the date of grant.

     The following table sets forth the number of options to purchase Common Stock granted under the 1992 Option Plan through December 31, 1997 to each of:
(i) the executive officers whose compensation is described under "Compensation of Executive Officers" above, (ii) all current executive officers as a group,
(iii) all current directors who are not executive officers as a group, (iv) each nominee for election as a director and (v) all employees, including all current officers who are not executive officers, as a group:

                  OPTIONS GRANTED UNDER THE 1992 OPTION PLAN

Optionee                                                                   Number of Options
-----------------------------------------------------------------------    ------------------------------------
Charles D. Winston                                                         116,650
President and Chief Executive Officer
Jean I. Montagu                                                            0
Former Chairman, Board of Directors
Pierre J. Brosens                                                          0
Chairman, Board of Directors
Victor H. Woolley                                                          59,600
Vice President and Chief Financial Officer
Gregory S. Baletsa                                                         11,400
Vice President and General Manager, Recorder Products
 Division

Optionee                                                                   Number of Options
-----------------------------------------------------------------------    ------------------------------------
Thomas R. Swain                                                            20,992
Vice President and General Manager, View Engineering
 Division
Joseph A. Verderber                                                        13,400
Vice President and General Manager, Laser Systems
 Division
Paul F. Ferrari                                                            0
Nominee for election as a director
Dorothy S. Zinberg                                                         0
Nominee for election as a director
Arthur R. Buckland                                                         0
Nominee for election as a director
All current executive officers as a group                                  315,042
All current directors who are not
executive officers as a group                                              0
All employees, including all current officers who are
 not executive officers, as a group                                        546,662

TAX CONSEQUENCES

     An employee who is granted an incentive stock option will generally recognize no income or gain for tax purposes on the grant or exercise of the incentive stock option. However, the excess of the fair market value of the shares on the date of exercise (or, if later and provided the employee does not elect to have any applicable vesting requirements disregarded for tax purposes, the date the shares become transferable or are no longer subject to a substantial risk of forfeiture (i.e., "vested" for purposes of Section 83 of the Code)) over the exercise price is included in alternative minimum taxable income for purposes of the "alternative minimum tax" provisions of the Code.

     If stock purchased pursuant to the exercise of an incentive stock option is sold more than two years from the date the option is granted and more than one year from the date of exercise, the gain realized on the sale of the stock (the difference between the exercise price of the option and the amount realized on the sale) will be treated as long-term capital gain rather than as ordinary income. Currently, the maximum individual tax rate for ordinary income is 39.6% and for capital gain is 28% if the holding period is at least one year and 20% if the holding period is at least 18 months. Should the employee dispose of the shares before the later of those two dates, any gain realized will be treated as ordinary income to the extent it does not exceed the gain which the employee would have realized had he sold the shares immediately upon exercising the option.

     The 1992 Option Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all options granted thereunder are required to be or to remain incentive options. Nonstatutory options are taxed in accordance with Section 83 of the Code and regulations thereunder. An employee granted a nonstatutory option will not recognize any income on grant but will recognize income at the date of exercise or, if later and provided the employee does not elect to have any vesting restrictions disregarded for tax purposes, when the shares purchased pursuant to the option become vested for purposes of Section 83 of the Code. The income recognized (the difference between the exercise price of the option and the fair market value of the shares at the time the employee recognizes the income) will be ordinary income to the employee.

     In general, the Company can deduct as a business expense for tax purposes only an amount equal to the ordinary income, if any, recognized by an employee upon his sale of Common Stock purchased pursuant to an incentive stock option, as well as the ordinary income recognized by an optionee with respect to the exercise of a nonstatutory option. Under current accounting practice, generally no charge to the expense of the Company has resulted from the grant or exercise of an incentive stock option or a nonstatutory stock option granted pursuant to the 1992 Option Plan because the exercise price of the stock options has equaled or exceeded the fair market value of the Common Stock on the date of grant.

APPRAISAL RIGHTS

     Under the applicable provisions of the Massachusetts Business Corporation Law, the Company's stockholders have no appraisal rights with respect to the proposed amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Company is dependent upon a number of scientific, management and production personnel. The loss of the services of one or more key individuals may have a material adverse effect on the Company. The Company's success will also depend on its ability to attract and retain other highly qualified scientific, management and production personnel. The Board of Directors believes that the proposed increase in the number of shares of Common Stock authorized for issuance under the 1992 Option Plan will assist the Company in retaining and attracting key officers and managers.

     Options under the 1992 Option Plan are granted by the Compensation Committee of the Board of Directors, which has not yet granted any options relating to the additional shares of Common Stock to be authorized under the Plan pursuant to the proposed amendment. Accordingly, it is not possible at the date of this Proxy Statement to determine the persons who will receive options to purchase the additional shares to be authorized under the Plan by the proposed amendment.

     The Board of Directors unanimously recommends a vote FOR the proposed increase in the number of shares available for grant under the 1992 Option Plan.


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent auditors in 1997 and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will review its future selection of auditors. The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as the independent auditors for the Company for the fiscal year ending December 31, 1998.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and is expected to be available to respond to appropriate questions.


                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Watertown, Massachusetts not later than October 31, 1998 for inclusion in the proxy statement for that meeting. In order to curtail controversy as to the date on which a proposal was received by the Company, proponents should submit their proposals by Certified Mail-Return Receipt Requested.



                                            By Order of the Board of Directors,



                                            VICTOR H. WOOLLEY, Clerk


March 12, 1998



     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                    APPENDIX A

                             GENERAL SCANNING INC.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 16, 1998

     The undersigned hereby appoints Charles D. Winston and Victor H.
Woolley or either of them as Proxies, with full power of substitution to vote all the shares of common stock of General Scanning Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on April 16, 1998 at 10:00 a.m. at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, or any adjournment thereof, and upon any and all matters which may properly be brought before the meeting or any adjournments thereof, hereby revoking all former proxies.

1.   ELECTION OF THREE CLASS I DIRECTORS TO SERVE FOR THE ENSUING THREE YEARS.

                                                            WITHHOLD
                                                   FOR      AUTHORITY

     Dorothy S. Zinberg, Ph.D.                     [_]         [_]

     Paul F. Ferrari                               [_]         [_]

     Arthur R. Buckland                            [_]         [_]

2. PROPOSAL TO AMEND THE RESTATED ARTICLES OF ORGANIZATION OF THE COMPANY TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 15,000,000 TO 30,000,000 SHARES.

          FOR           AGAINST           ABSTAIN

          [_]             [_]               [_]

3. PROPOSAL TO AMEND THE COMPANY'S 1992 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT FROM A TOTAL OF 1,000,000 TO 2,000,000 SHARES.

          FOR           AGAINST           ABSTAIN

          [_]             [_]               [_]

4. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

          FOR           AGAINST           ABSTAIN

          [_]             [_]               [_]

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2), (3) AND (4) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

                                       Dated____________________________, 1998


                                       ----------------------------------
                                             Signature of Shareholder

                                       ----------------------------------
                                             Signature of Shareholder


                              PLEASE DATE AND SIGN exactly as your name(s) appears below indicating, where proper, official position or representation capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in the name of two or more persons, all should sign.

                                                                    APPENDIX B

                             GENERAL SCANNING, INC.

                             1992 Stock Option Plan
                             ----------------------

     1.   Definitions.  As used in this 1992 Stock Option Plan of General
          -----------
Scanning, Inc., the following terms shall have the following meanings:

     Code means the Internal Revenue Code of 1986, as amended.
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     Committee means a committee comprised of two or more directors of the
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Company, appointed by the Board of Directors of the Company, responsible for the administration of the Plan, as provided in Section 4. The entire Board of Directors of the Company may serve as the Committee, if the Board of Directors so elects.

     Company means General Scanning, Inc., a Massachusetts corporation.
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     Employers means the Company and its Related Corporations.  Employer means
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any one of the Employers.

     Grant Date means the date on which an Option is granted, as specified in
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Section 7.

     Incentive Option means an Option that satisfies the requirements of Section
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422 of the Code.

     Market Value means, with respect to a certain date, the fair market value
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of a share of Stock on such date as determined by the Committee.

     Nonstatutory Option means an Option that will not be treated as an
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Incentive Option.

     Option means an option to purchase shares of the Stock granted under the
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Plan, which can be either an Incentive Option or a Nonstatutory Option.

     Option Agreement means an agreement between the Company and an Optionee,
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setting forth the terms and conditions of an Option.

     Optionee means a person eligible to receive an Option, as provided in
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Section 6, to whom an Option shall have been granted under the Plan.

     Plan means this 1992 Stock Option Plan of the Company.
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     Related Corporation means, with respect to the Company, any corporation
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which is a parent corporation of the Company, as defined in Section 425(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 425(f) of the Code.

     Stock means the Common Stock, $1.00 par value per share, of the Company.
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     2.   Purpose.  The Plan is intended to encourage ownership of the Stock by
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employees, directors, advisers and consultants of the Employer and is intended to provide additional incentive for them to promote the success of the business of the Employers. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Options granted hereunder are required to be or to remain Incentive Options.

     3.   Term of the Plan.  Options under the Plan may be granted on or after
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January 1, 1992 but not later than December 31, 2001.

     4.   Administration.  The Plan shall be administered by the Committee.  No
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member of the Committee shall have received an Option during service on the
Committee or during the one-year period preceding such service. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the Company to any employee of the Employers: (a) whether the Option will be an Incentive Option or a Nonstatutory Option; (b) the key employee to receive the Option; (c) the time of granting the Option; (d) the number of shares subject to the Option; (e) the option price for any Nonstatutory Option; (f) the option period for any Option; and (g) the restrictions, if any, to be imposed upon transfer of shares of the Stock purchased by the Optionee upon the exercise of the Option. The Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this Section 4 shall be conclusive.

     5.   Stock Subject to the Plan.  The Plan covers 50,000 shares of Stock,
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subject, however, to the provisions of Section 15.  The number of shares
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purchased pursuant to the exercise of Options granted under the Plan
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and the number of shares subject to outstanding Options granted under the Plan
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shall be charged against the shares covered by the Plan; but shares subject to
Options which terminated without being exercised shall not be so charged. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

     6.   Eligibility.  An Incentive Option may be granted only to an employee
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of one or more of the Employers.  A Nonstatutory Option may be granted to an employee or a director of, or a consultant or advisor to, one or more of the Employers. Any person who, within the meaning of Section 422(b)(6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of a Related Corporation) shall be eligible to receive an Incentive Option only if the option price thereunder is at least 110% of the Market Value of the Stock on the Grant Date.

     7.   Time of Granting Options.  The granting of Options shall take place at
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the time specified by the Committee.  Only if expressly so provided by the
Committee shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

     8.   Option Price.  The option price under each Incentive Option shall not
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be lower than the Market Value on the Grant Date.

     9.   Maximum Size of Incentive Options.  The aggregate Market Value of
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Stock for which Incentive Options become exercisable by an Optionee for the first time in any calendar year shall not exceed $100,000. To the extent that such aggregate Market Value exceeds $100,000, those options intended to be Incentive Options shall be treated as Nonstatutory Options. For purposes of this Section 9, all Incentive Options granted to an Optionee by the Company shall be considered in the order in which they were granted, and the Market Value shall be determined as of the Grant Dates.

     10.  Exercise of Option.  An Optionee may exercise an Option, to the extent
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vested, at any time after the Option vests in whole or in part.  If the Option is an Incentive Option, it will expire if not exercised before the tenth
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anniversary of the Grant Date, and if the Option is a Nonstatutory Option, it
will expire if not exercised before the day which is two days after the tenth anniversary of the Grant Date. The Optionee shall give written notice of exercise to the chief financial officer of the Company. The Optionee shall enclose a personal check equal to the option price or shares of stock with a Market Value on the purchase date equal to the option price. The Company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares then being purchased by him. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which shall be taken promptly by the Company or the Optionee, as applicable. Each outstanding Option shall be reduced by one share for each share of the Stock purchased upon exercise of the Option.

     11.  Purchase for Investment; Registration.  Unless the shares to be issued
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upon exercise of an Option have been effectively registered under the Securities
Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises the Option, in whole or in part, shall give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring such shares as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. Each certificate representing a share of Stock issued pursuant to the exercise of an Option may bear a reference to any investment representation made in accordance with this Section 11 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to that Stock.

     12.  Withholding; Notice of Disposition of Stock Prior to Expiration of
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Specified Holding Period.
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          12.1.  Whenever shares are to be issued upon exercise of an Option, the Company shall have the right to require, as a condition to the exercise of the Option, that the Optionee remit to the Company an amount sufficient to satisfy Federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) if and to the extent
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     required by law prior to the delivery of any certificate or certificates for such shares.

          12.2. The Company may require as a condition to the issuance of shares covered by any Incentive Option that the person exercising the Option give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of those shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the person making the disposition remit to the Company an amount sufficient to satisfy those requirements.

     13.  Transferability of Options.  Options shall not be transferable,
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otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

     14.  Termination of Employment or Service.  If an Optionee's employment by
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one or more of the Employers terminates for any reason, including without limitation by reason of voluntary severance, involuntary severance, retirement, transfer or in connection with a transaction which causes his or her employer corporation to cease to be a Related Corporation of the Company, but not by reason of death, the Option shall expire as of the close of business on the thirtieth day after such termination, and the Option may be exercised until the date of expiration, to the extent exercisable on the date of termination. If an Optionee dies, any Option held by that Optionee may be exercised by the Optionee's executor or administrator at any time within the shorter of the option period or ninety days after the date of death, but only to the extent exercisable at death. Military or sick leave shall not be deemed termination of employment; provided that it does not exceed the longer of ninety days or the period during which the absent employee's re-employment rights are guaranteed by statute or by contract.

     15.  Adjustment of Number of Shares.  Each Option Agreement shall provide
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that in the event of any stock dividend payable in the Stock or any split-up or contraction in the number of shares of the Stock occurring after the date of the agreement and prior to the exercise in full of the Option, the
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number of shares for which the Option may thereafter be exercised shall be proportionately adjusted. Each Option Agreement shall also provide that in case of any reclassification or change of outstanding shares of the Stock or in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole, shares of stock or other securities equivalent in kind and value to those shares which a holder would have received if he or she had held the full number of shares of the Stock subject to the Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold those shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of the exercise of the Option shall thereupon be subject to the Option. Each Option Agreement shall further provide that upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the full extent not theretofore exercised. No fraction of a share shall be purchasable or deliverable, but in the event any adjustment of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Common Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 15, the number of shares of the Stock available for the purpose of the Plan as stated in Section 5 shall be correspondingly adjusted.

     16.  Limitation of Rights in Option Stock.  The Optionee shall have no
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rights as stockholder in respect of shares as to which his or her Option shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan.

     17.  Stock Reserved.  The Company shall at all times during the term of the
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Options reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

     18.  Termination and Amendment of Plan.  The Board of Directors of the
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Company may at any time terminate the Plan or make such
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modifications of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of that Optionee under that Option.